EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 of Integrated BioPharma, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dina L. Masi, the Senior Vice President and Chief Financial Officer of Integrated BioPharma, Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:      October 14, 2008

                                                                                By: /s/ Dina L. Masi
                                                                                Dina L. Masi

                                                                                Senior Vice President and Chief Financial Officer